EXHIBIT 23.1

INDEPENDENT ACCOUNTANTS' CONSENT

April 2, 2003

Securities and Exchange Commission
450 5th ST. NW
Mail Stop 7-6
Washington, DC 20549

We consent to incorporation by reference in the Registration Statement on Form S-3D for 240,000 shares at $9.25 pertaining to the Investors Real Estate Trust Distribution Reinvestment Plan, of the following audit reports: (i) our audit report dated May 22, 2002, related to the consolidated balance sheets of Investors Real Estate Trust as of April 30, 2002 and 2001 and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended April 30, 2002, and related schedules, which report appears in the April 30, 2002, Annual Report on Form 10-K405 of Investors Real Estate Trust; (ii) our report dated December 12, 2002 (relating to the Historical Summary of Gross Income and Direct Operating Expenses of Garden View Medical Condominium for the year ended December 31, 2001), included in the Current Report on Form 8-K/A, filed with the Securities and Exchange Commission (the "SEC" ) on December 16, 2002; (iii) our report dated December 12, 2002 (relating to the Historical Summary of Gross Income and Direct Operating Expenses of Park Dental for the nine months ended December 31, 2001), included in the Current Report on Form 8-K/A filed with the SEC on December 16, 2002; (iv) our report dated December 12, 2002 (related to the Historical Summary of Gross Income and Direct Operating Expenses of Park Nicollet Clinic for the eleven months ended December 31, 2001), included in the Current Report on Form 8-K/A filed with the SEC on December 16, 2002; and (v) our report dated December 12, 2002 (relating to the Historical Summary of Gross Income and Direct Operating Expenses of Abbott Northwestern Specialty Care Center for the one month ended December 31, 2001), included in the Current Report on Form 8-K/A filed with the SEC on December 16, 2002. We also consent to the reference to our firm under the heading " Experts" in the prospectus.

/S/ Brady Martz & Associates, P.C.
BRADY MARTZ & ASSOCIATES, P.C.
Minot, North Dakota 58701